Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 of MicroVision, Inc. (No. 333-184703, No. 333-184702, No. 333-182462, No. 333-175419, No. 333 160577, No. 333-228113, No. 333-253145, No. 333-272616 and No. 333-282840) and Form S-8 (No. 333-265489, No. 333-184701, No. 333-173114, No. 333-163929, No. 333-19011, No. 333-71373, No. 333-42276, No. 333-45534, No. 333-73652, No. 333-89176, No. 333-141458, No. 333-249418, No. 333-286142 and No. 333-287862) of our report dated April 21, 2026, relating to the combined carve-out financial statements of the Luminar Light Detection and Ranging (“LiDAR”) Business of Luminar Technologies, Inc. (which report expresses an unmodified opinion and includes emphasis of matter paragraphs relating to a going concern uncertainty and bankruptcy-related debt accounting), appearing in this Current Report on Form 8-K/A dated February 3, 2026 of MicroVision, Inc.

/s/ Baker Tilly US, LLP

Seattle, Washington

April 21, 2026